UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2026

Femasys Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-40492	11-3713499
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3950 Johns Creek Court, Suite 100
Suwanee, GA 30024
(770) 500-3910
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEMY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders of Femasys Inc. (the “Company”) was held on April 29, 2026 (the “Special Meeting”). At the Special Meeting, there were present, in person virtually or by proxy, holders of 24,102,261 shares of common stock, or approximately 39.91% of the total outstanding shares eligible to be voted. The final voting results with respect to the proposals presented at the Special Meeting are set forth below:

Proposal One – Approval of an Amendment to the Company’s Certificate of Incorporation to Provide for a Reverse Split

The Company’s stockholders approved an Amendment to the Company’s Certificate of Incorporation, as amended, to effect, at the discretion of the board of directors, a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined at the discretion of the board of directors at any time prior to May 1, 2027, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,914,440	5,187,820	1	NA

Proposal Two – Approval of issuance of shares of Common Stock to the extent that anti-dilution or price adjustment provisions thereof result in an effective conversion or exercise price below the Nasdaq Minimum Price

The Company’s stockholders approved for purposes of Nasdaq Listing Rules 5635(c) and 5635(d), the issuance of shares of common stock issuable upon conversion of senior secured convertible notes (the “Notes”) and exercise of the Series A-1, Series B-1 and Series C-1 common stock purchase warrants (collectively, the “November Warrants”), in each case issued pursuant to that certain Securities Purchase Agreement, dated as of November 3, 2025, and the Series D-1 common stock purchase warrants (the “Series D-1 Warrants” and, together with the November Warrants, the “Warrants”), issued pursuant to that certain Omnibus Amendment and Consent Agreement, dated as of March 19, 2026 (the “Amendment Agreement”), in excess of 19.99% of the Company’s issued and outstanding shares of common stock, to the extent that anti-dilution or price adjustment provisions thereof result in an effective conversion or exercise price below the Nasdaq Minimum Price, including any issuances to directors and officers of the Company who participated in such private placements (the “Issuance Proposal”)  by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,483,951	1,693,085	-	14,925,225

Because there were sufficient votes to approve Proposals One and Two, the Adjournment Proposal was not presented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2026	Femasys Inc.

	By:	/s/ Kathy Lee-Sepsick
Name: Kathy Lee-Sepsick
Title: Chief Executive Officer